EXHIBIT 10.5

GENERAL RELEASE AGREEMENT

1.I acknowledge that my employment with Noble Drilling Services Inc. (“Noble”) ended on February 26, 2016, and that I will be removed from any and all offices and committees or other capacities I may have with Noble or any of the other Noble Parties (as defined in Paragraph 2 below).  I understand that I am eligible to receive from Noble a Special Separation Benefit that consists of (i) a gross lump-sum payment of $158,333, which is equal to my regular base salary for four months, less withholdings and payroll deductions required by law, (ii) a lump-sum payment equal to the $350,000 bonus that would have otherwise been provided to me under the Noble Corporation 2015 Short-Term Incentive Plan had I remained actively employed through the payment date of such bonus under such plan, less withholdings and payroll deductions required by law; and (iii) if I timely elect to continue my group health insurance coverage under COBRA, payment by Noble of the premiums for such coverage for four months beginning with coverage for the month of March 2016 and ending with coverage for the month of June 2016.  I understand that as a condition of receiving the Special Separation Benefit, to which I am not otherwise entitled, I will be required to sign this General Release Agreement (the “Agreement”).  I acknowledge that I have received all wages to which I am entitled through the date hereof (it being understood that additional wages or other compensation may be payable to me at a later date pursuant to the terms and conditions of the vacation, retirement, restoration, equity compensation and similar programs of Noble or any parent, subsidiary, or affiliated entity of Noble).

2.In exchange for the Special Separation Benefit, I release, acquit, and forever discharge (i) Noble, (ii) any parent, subsidiary, or affiliated entity of Noble, (iii) any current or former officer, stockholder, member, director, partner, agent, manager, employee, representative, insurer, or attorney of the entities described in (i) or (ii), (iv) any employee benefit plan sponsored or administered by any person or entity described in (i), (ii), or (iii), and (v) any successor or assign of any person or entity described in (i), (ii), (iii), or (iv) (collectively, the “Noble Parties”) from, and waive to the maximum extent permitted by applicable law, any and all claims, liabilities, demands, and causes of action of whatever character, whether known or unknown, fixed or contingent, or vicarious, derivative, or direct, that I may have or claim against Noble or any of the other Noble Parties.  I understand that this general release includes, but is not limited to, any and all claims arising under federal, state, or local laws prohibiting employment discrimination, other than the Age Discrimination in Employment Act, or other claims growing out of, resulting from, or connected in any way with my employment with Noble or the ending of my employment with Noble.

3.I understand that I may accept the terms of this Agreement by signing it in the space below and returning it to Julie J. Robertson, Executive Vice President and Corporate Secretary, Noble Drilling Services Inc., 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, by noon on February 28, 2016.  I represent and warrant that, except for modifications expressly agreed to by Noble, I have not modified this Agreement as it was originally presented to me, and that any modifications to this Agreement, whether material or immaterial, made by Noble and me after it was originally presented to me do not extend or restart the period for me to consider and accept this Agreement.

General Release Agreement

4.I further understand that the terms of this Agreement will become effective and enforceable immediately when I sign it.  I understand that Noble will pay the lump-sum portion of the Special Separation Benefit to me no later than ten business days after I return a signed Agreement as described in Section 3 above.  I acknowledge and agree that Noble has no legal obligation to provide the Special Separation Benefit offered to me.  Signing this Agreement constitutes my agreement to all terms and conditions set forth in it and is in consideration of Noble’s agreement to provide the Special Separation Benefit.

5.In consideration of the Special Separation Benefit, and without further consideration, I agree that Noble at its sole option may request that I cooperate with it, and I agree to be available, personally or by telephone, as necessary, at reasonable and mutually acceptable times and without unreasonable interference with my employment or personal activities, to consult, sign documents, and provide information as may from time to time be requested by Noble in its sole discretion in connection with various business matters in which I was involved during my employment with Noble, or about which I have knowledge or information, and to take any other action reasonably required by Noble relating to matters occurring during my employment with Noble.  I further agree to cooperate fully and completely with Noble or any of the other Noble Parties, at their request, in all pending and future litigation or claims involving Noble or any of the other Noble Parties, in which Noble believes that I may have relevant knowledge or information.

6.In consideration of the Special Separation Benefit, I also agree that I will not disclose the fact or terms of this Agreement or the attached February 26, 2016 memorandum from Tom Madden to any persons other than my spouse, attorneys, and accountant or tax-return preparer, if any, if those persons have agreed to keep such information confidential.

7.In further consideration of the Special Separation Benefit, I agree that I will not request or accept anything of value from Noble or any of the other Noble Parties not provided for in this Agreement or in the attached Special Release Agreement as compensation for damages related to my employment or the ending of my employment with Noble.  I further irrevocably waive the right to trial by jury and agree not to initiate or participate in any class or collective action with respect to any claim or cause of action arising from my employment or the ending of my employment with Noble or from this Agreement (either for alleged breach or enforcement).

8.In further consideration of the Special Separation Benefit, I agree not to make to any other person or entity any statement (whether oral, written, electronic, anonymous, on the Internet, or otherwise) that directly or indirectly impugns the quality or integrity of Noble’s or any of the other Noble Parties’ business or employment practices, or any other disparaging or derogatory remarks about Noble or any of the other Noble Parties.

General Release Agreement

9.I acknowledge that I have returned to Noble all of its or any of the other Noble Parties’ property and further agree to deliver immediately to Noble any such additional items that I may discover in my possession. I certify that I have complied with all of my end of service obligation contained in Noble’s policy manuals, including the search of all personal electronic storage devices in my possession, custody, or control, and deletion all Noble business information other than information I may need to file my tax returns or relating to human resources matters such as my hire or separation from employment.

10.I acknowledge that all of the documents and information to which I had access during my employment, including but not limited to all trade secrets, information pertaining to any employees of Noble or any of the other Noble Parties, or specific transactions in which Noble or any of the other Noble Parties was, is, or may be involved, all information concerning the matters on which I worked while employed by Noble or any of the other Noble Parties, and in general all other information concerning the business and operations of Noble or any of the other Noble Parties, are confidential and may not be disseminated or disclosed by me to any other parties, except as may be authorized in writing by Noble or as required by law or judicial process.  In the event it appears that I will be compelled by law or judicial process to disclose such confidential information, to avoid potential liability I agree to notify William E. Turcotte, Senior Vice President and General Counsel, at the address above in writing immediately upon my receipt of a subpoena or other legal process. The foregoing notwithstanding, nothing in this Agreement prohibits me from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.  I do not need the prior authorization of Noble or its counsel to make any such reports or disclosures and I am not required to notify Noble that I have made such reports or disclosures.

11.I understand that nothing in this Agreement precludes me from (i) filing a charge or complaint with, providing information to, or cooperating with an investigation conducted by a government agency, (ii) providing information to my attorney, if any, or (iii) making disclosures or giving truthful testimony as required by law or valid legal process, such as by a subpoena or court order.  However, I further agree and covenant that I will not seek or accept any personal, equitable or monetary relief in any action, suit, proceeding or administrative charge filed on my behalf by any person, organization or other entity against Noble or the Noble Releasees.

12.I acknowledge that offering me the Special Separation Benefit is not an admission by Noble or the other Noble Parties of any wrongdoing, and in fact Noble and the other Noble Parties specifically deny any wrongdoing.

General Release Agreement

13.I acknowledge that:  (i) I have read this Agreement and the attached February 26, 2016 memorandum from Tom Madden; (ii) by this paragraph, Noble specifically has advised me to consult an attorney and I have had the opportunity to consult an attorney; (iii) I have had a reasonable amount of time to consider and fully understand the meaning and effect of my action in signing this Agreement; (iv) my signing of this Agreement is knowing, voluntary, and based solely on my own judgment in consultation with my attorney, if any; and (v) I am not relying on any written or oral statement or promise other than as set out in this Agreement and the attached February 26, 2016 memorandum from Tom Madden.

14.This Agreement, the attached Special Release Agreement (if signed by me), and the attached February 26, 2016 memorandum from Tom Madden contain and constitute the entire understanding and agreement between Noble and me with respect to their subject matter, and may not be released, discharged, abandoned, supplemented, changed, or modified in any manner except by a writing of concurrent or subsequent date signed by both an authorized Noble official and me.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules regarding conflict of laws.  Exclusive venue for purposes of any dispute, controversy, claim, or cause of action between the parties concerning, arising out of, or related to this Agreement or my employment with Noble is in any state or federal court of competent jurisdiction presiding over Fort Bend County, Texas.  Nothing in this Agreement, however, precludes either party from seeking to remove a civil action from any state court to federal court.

AGREED:

/s/ James A. MacLennan	February 27, 2016
James A. MacLennan	Date

SPECIAL RELEASE AGREEMENT

1.I acknowledge that my employment with Noble Drilling Services Inc. (“Noble”) ended on February 26, 2016, and that I am eligible to receive from Noble an Additional Special Separation Benefit that consists of a gross lump-sum payment of $79,167, less withholdings and payroll deductions required by law, which is an amount to which I am otherwise not entitled.  I understand that as a condition of receiving the Additional Special Separation Benefit, I am required to sign this Special Release Agreement and not revoke my acceptance.

2.In exchange for the Additional Special Separation Benefit, I release, acquit, and forever discharge (i) Noble, (ii) any parent, subsidiary, or affiliated entity of Noble, (iii) any current or former officer, stockholder, member, director, partner, agent, manager, employee, representative, insurer, or attorney of the entities described in (i) or (ii), (iv) any employee benefit plan sponsored or administered by any person or entity described in (i), (ii), or (iii), and (v) any successor or assign of any person or entity described in (i), (ii), (iii), or (iv) (collectively, the “Noble Parties”) from, and waive to the maximum extent permitted by applicable law, any and all claims, liabilities, demands, and causes of action of whatever character, whether known or unknown, fixed or contingent, or vicarious, derivative, or direct, that I may have or claim against Noble or any of the other Noble Parties for age discrimination.  I understand that this release includes, but is not limited to, any and all claims arising under federal, state, or local laws prohibiting employment discrimination based on age, including the Age Discrimination in Employment Act and Chapter 21 of the Texas Labor Code.  I understand that this Special Release Agreement does not waive any rights or claims against Noble or any of the other Noble Parties for age discrimination that may arise after the date I sign it.

3.I understand that I may accept the terms of this Special Release Agreement by signing it in the space below and returning it to Julie J. Robertson, Executive Vice President and Corporate Secretary, Noble Drilling Services Inc., 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, by March 18, 2016, which I acknowledge is at least 21 days from the date I first received it.  I represent and warrant that, except for modifications expressly agreed to by Noble, I have not modified this Special Release Agreement as it was originally presented to me, and that any modifications to this Special Release Agreement, whether material or immaterial, made by Noble and me after it was originally presented to me do not extend or restart the period for me to consider and accept this Special Release Agreement.

4.I further understand that the terms of this Special Release Agreement will become effective and enforceable eight days after I sign it, unless before then I revoke my acceptance in writing and deliver my written revocation to Julie Robertson at the address listed above, in which case I will not be entitled to receive the Additional Special Separation Benefit.  I understand that Noble will pay the Additional Special Separation Benefit to me no later than ten business days after this Special Release Agreement becomes effective and enforceable.  I acknowledge and agree that Noble has no legal obligation to provide the Additional Special Separation Benefit offered to me.  Signing this Special Release Agreement constitutes my agreement to all terms and conditions set forth in it and is in consideration of Noble’s agreement to provide the Additional Special Separation Benefit.

Special Release Agreement

5.In consideration of the Additional Special Separation Benefit, I also agree that I will not disclose the fact or terms of this Special Release Agreement to any persons other than my spouse, attorneys, and accountant or tax-return preparer, if any, if those persons have agreed to keep such information confidential.

6.I further irrevocably waive the right to trial by jury and agree not to initiate or participate in any class or collective action with respect to any claim or cause of action for age discrimination arising from my employment or the ending of my employment with Noble or from this Special Release Agreement (either for alleged breach or enforcement).

7.I understand that nothing in this Special Release Agreement precludes me from (i) filing a charge or complaint with, providing information to, or cooperating with an investigation conducted by a government agency, (ii) providing information to my attorney, if any, or (iii) making disclosures or giving truthful testimony as required by law or valid legal process, such as by a subpoena or court order.  However, I further agree and covenant that I will not seek or accept any personal, equitable or monetary relief in any action, suit, proceeding or administrative charge filed on my behalf by any person, organization or other entity against Noble or the Noble Releasees.

8.I acknowledge that offering me the Additional Special Separation Benefit is not an admission by Noble or the other Noble Parties of any wrongdoing, and in fact Noble and the other Noble Parties specifically deny any wrongdoing.

9.I acknowledge that:  (i) I have read this Special Release Agreement and the attached February 26, 2016 memorandum from Tom Madden; (ii) by this paragraph, Noble specifically has advised me to consult an attorney and I have had the opportunity to consult an attorney; (iii) I have had at least 21 days to consider and fully understand the meaning and effect of my action in signing this Special Release Agreement; (iv) my signing of this Special Release Agreement is knowing, voluntary, and based solely on my own judgment in consultation with my attorney, if any; and (v) I am not relying on any written or oral statement or promise other than as set out in this Special Release Agreement and the attached February 26, 2016 memorandum from Tom Madden.

10.This Special Release Agreement, the attached General Release Agreement, and the attached February 26, 2016 memorandum from Tom Madden contain and constitute the entire understanding and agreement between Noble and me with respect to their subject matter, and may not be released, discharged, abandoned, supplemented, changed, or modified in any manner except by a writing of concurrent or subsequent date signed by both an authorized Noble official and me.  This Special Release Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules regarding conflict of laws.  Exclusive venue for purposes of any dispute, controversy, claim, or cause of action between the parties concerning, arising out of, or related to this Special Release Agreement is in any state or federal court of competent jurisdiction presiding over Fort Bend County, Texas.  Nothing in this Special Release Agreement, however, precludes either party from seeking to remove a civil action from any state court to federal court.

Special Release Agreement

AGREED:

/s/ James A. MacLennan	February 27, 2016
James A. MacLennan	Date